EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Second Quarter Fiscal 2016

MINNEAPOLIS, April 07, 2016 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ:NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the second quarter of fiscal 2016.

Highlights of NTIC’s fiscal 2016 second quarter financial and operating results include:

  Consolidated net sales increased 14.5% to $7,705,000
  ZERUST® product net sales increased 10.4% to $6,385,000
  Natur-Tec® product net sales increased 39.7% to a record $1,320,000
  Total net sales of NTIC’s joint ventures decreased 19.5% to $42,000,000
  Joint venture operating income decreased 35.4% to $953,000
  $2,000,000 of cash was provided by operating activities for the three months ended February 29, 2016
  Net loss attributable to NTIC was $(108,000), or $(0.02), per share

“We experienced net sales growth of 14.5% for the fiscal 2016 second quarter, driven by strong sales in North America, as well as a record quarter for Natur-Tec® sales,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.  “Sales to North American customers were driven by higher demand from the automotive industry, while Natur-Tec® demand continued to benefit domestically from favorable consumer behavior and regulations, as well as internationally from manufacturers striving to make their supply chains more sustainable.  Unfortunately, a noticeable downturn in European manufacturing impacted sales at our European joint ventures, which reduced our total joint venture income for the quarter.  We are working closely with our European joint ventures to improve performance despite the challenging business climate in that region.  Although we expect our near-term quarterly results to remain volatile, we believe the second half of the year will produce sequential improvements in net sales and earnings, as demand from the oil and gas sector gains momentum, Natur-Tec® sales continue to accelerate, and trends in our industrial ZERUST® business remain stable.”

NTIC’s consolidated net sales increased 14.5% to $7,705,000 during the three months ended February 29, 2016, compared to $6,729,000 for the three months ended February 28, 2015.  The increase in second quarter consolidated net sales was primarily a result of increased demand and sales of ZERUST® industrial rust and corrosion inhibiting packaging products and services and Natur-Tec® products, partially offset by a 7.6% decline in sales to joint ventures and flat ZERUST® sales to oil and gas customers.  For the fiscal 2016 first half, consolidated net sales increased 5.6% to $14,729,000, compared to $13,943,000 for the same period last fiscal year.

The following table sets forth NTIC’s net sales by product category for the three and six months ended February 29, 2016 and February 28, 2015 by segment:

	Three Months Ended
	February 29,	% of Net	February 28,	% of Net	%
	2016	Sales	2015	Sales	Change
ZERUST® industrial net sales	$5,220,614	67.8%	$4,674,429	69.5%	11.7%
ZERUST® joint venture net sales	787,392	10.2%	733,166	10.9%	7.4%
ZERUST® oil & gas net sales	377,331	4.9%	376,390	5.6%	0.3%
Total ZERUST® net sales	$6,385,337	82.9%	$5,783,985	86.0%	10.4%
Total Natur-Tec® sales	1,319,597	17.1%	944,724	14.0%	39.7%
Total net sales	$7,704,934	100.0%	$6,728,709	100.0%	14.5%

	Six Months Ended
	February 29,	% of Net	February 28,	% of Net	%
	2016	Sales	2015	Sales	Change
ZERUST® industrial net sales	$10,339,707	70.2%	$9,677,204	69.4%	6.8%
ZERUST® joint venture net sales	1,305,742	8.9%	1,466,270	10.5%	(10.9%)
ZERUST® oil & gas net sales	717,570	4.9%	878,582	6.3%	(18.3%)
Total ZERUST® net sales	$12,363,019	83.9%	$12,022,056	86.2%	6.8%
Total Natur-Tec® sales	2,366,352	16.1%	1,920,748	13.8%	23.2%
Total net sales	$14,729,371	100.0%	$13,942,804	100.0%	5.6%

NTIC anticipates that sales of ZERUST® products and services into the oil and gas industry will continue to remain subject to significant volatility from quarter to quarter as sales are recognized.

NTIC’s equity in income of joint ventures decreased 35.4% to $953,000 for the fiscal 2016 second quarter, compared to $1,475,000 for the same period last fiscal year.  The decline in equity income of joint ventures was primarily a result of a decrease in profitability of the joint ventures and adverse effects of foreign currency exchange rate fluctuations, including in particular the Euro compared to the U.S. dollar.  Of the total equity in income of joint ventures, NTIC had equity in income of joint ventures of $1,481,000 attributable to EXCOR during the six months ended February 29, 2016, compared to $1,962,000 attributable to EXCOR during the six months ended February 28, 2015.  NTIC had equity in income of all other joint ventures of $455,000 during the six months ended February 29, 2016, compared to $1,119,000 during the six months ended February 28, 2015.

Operating expenses, as a percent of net sales, for the fiscal 2016 second quarter were 57.0%, compared to 65.4% for the same period last fiscal year, primarily a result of stable selling expenses and general and administrative expenses and lower expenses incurred in support of joint ventures, partially offset by higher research and development expenses.  Year-to-date, operating expenses, as a percent of net sales, were 61.8%, compared to 63.9% for the same period last fiscal year.

The company reported a net loss attributable to NTIC for the fiscal 2016 second quarter of $(108,000), or $(0.02) per share, compared to a net loss attributable to NTIC of $(129,000), or $(0.03) per share for the same period last fiscal year.  For the fiscal 2016 first half, the company reported a net loss attributable to NTIC of $(342,000), or $(0.08) per share, compared to net income attributable to NTIC of $880,000, or $0.19 per diluted share for the same period last fiscal year.  The fiscal 2016 second quarter and first half included $556,000 and $1,418,000, respectively, of expenses associated with legal and professional fees related to the termination of the joint venture agreement with Tianjin Zerust, the initiation of the liquidation of Tianjin Zerust and the formation and initial operation of NTIC China.

NTIC’s balance sheet remains strong, with no debt, and working capital of $17,481,000 at February 29, 2016, including $2,531,000 in cash and cash equivalents and $2,733,000 in available for sale securities, compared to $15,603,771 at August 31, 2015, including $2,624,000 in cash and cash equivalents and $2,027,000 in available for sale securities.

Mr. Lynch added, “We have created a diverse business with two operating segments that generate sales to customers in over 60 countries.  While challenging conditions remain in the oil and gas industry, we believe our focus to supply corrosion solutions, including for oil storage tank bottoms, will begin to produce improving results in our third fiscal quarter.  In this regard, I am pleased to report, we had our best month in March as we sold $300,000 of tank bottom corrosion prevention solutions to oil and gas customers on several continents.  In addition, we are continuing to ramp up sales at our 100% owned, Chinese subsidiary.  While it is taking longer than we initially anticipated, we believe there is strong demand in China for our products and we are confident with this market’s long-term potential.”

Outlook

For the fiscal year ending August 31, 2016, NTIC is maintaining its annual financial guidance and expects its net sales to range between $34.0 million and $37.0 million and its net income attributable to NTIC to range between $2.0 million to $3.2 million, or between $0.40 and $0.70 per diluted share.

These estimates are subject to significant risks and uncertainties, including without limitation to risks and uncertainties relating to the change in NTIC’s Chinese operations, pending litigation against NTIC’s former Chinese joint venture partner, a possible future impairment charge on NTIC’s investment in Tianjin Zerust, and other risks and uncertainties.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the second quarter of fiscal 2016 and its future outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months.  The dial-in number for the conference call is (877) 670-9779 and the confirmation code is 80748839.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents.  NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations regarding its financial guidance for fiscal 2016, its expectations regarding second half sequential improvements in net sales and earnings, anticipated increased demand from the oil & gas sector, continued increases in Natur-Tec® sales and trends in NTIC’s industrial ZERUST® business remaining stable, continued variability in sales of ZERUST® products and services into the oil and gas industry, future market potential and success of NTIC’s Chinese operations and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order:  the effect on NTIC’s business and operating results of the termination of NTIC’s joint venture relationship in China and sale of products and services in China through NTIC China, including without limitation a possible future impairment of NTIC’s investment in Tianjin Zerust; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its pending litigation against its former Chinese joint venture partner and Cortec Corporation; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or NTIC’s other joint ventures on NTIC’s business and operating results; risks related to the European sovereign debt crisis, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF FEBRUARY 29, 2016 (UNAUDITED)
AND AUGUST 31, 2015 (AUDITED)

	February 29, 2016	August 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,531,340	$2,623,981
Available for sale securities	2,733,079	2,027,441
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of
$40,000 at February 29, 2016 and August 31, 2015	4,139,536	4,027,167
Trade joint ventures	764,017	645,377
Fees for services provided to joint ventures	1,206,625	1,449,162
Income taxes	541,431	198,462
Inventories	7,300,153	7,468,441
Prepaid expenses	586,042	411,473
Deferred income taxes	424,108	424,108
Total current assets	20,226,331	19,275,612

PROPERTY AND EQUIPMENT, NET	7,310,826	7,293,163

OTHER ASSETS:
Investments in joint ventures	17,952,996	20,544,238
Investments at carrying value	1,883,668	1,883,668
Deferred income taxes	1,175,290	1,176,012
Patents and trademarks, net	1,230,760	1,262,219
Other	218,954	130,736
Total other assets	22,461,668	24,996,873
Total assets	$49,998,825	$51,565,648

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,866,737	$2,101,175
Accrued liabilities:
Payroll and related benefits	475,634	1,056,257
Other	402,903	514,409
Total current liabilities	2,745,274	3,671,841

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and Outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000
shares; issued and outstanding 4,536,022 and 4,539,045, respectively	90,720	90,781
Additional paid-in capital	13,629,454	13,441,264
Retained earnings	34,180,731	34,522,871
Accumulated other comprehensive loss	(3,653,208)	(3,180,811)
Stockholders’ equity	44,247,697	44,874,105
Non-controlling interest	3,005,854	3,019,702
Total equity	47,253,551	47,893,807
Total liabilities and equity	$49,998,825	$51,565,648

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2016 AND FEBRUARY 28, 2015

	Three Months Ended		Six Months Ended
	February 29, 2016	February 28, 2015	February 29, 2016	February 28, 2015
NET SALES:
Net sales, excluding joint ventures	$7,027,614	$5,995,543	$13,529,024	$12,476,534
Net sales, to joint ventures	677,320	733,166	1,200,347	1,466,270
Total net sales	7,704,934	6,728,709	14,729,371	13,942,804

Cost of goods sold	5,268,224	4,657,740	10,143,647	9,464,351
Gross profit	2,436,710	2,070,969	4,585,724	4,478,453

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	952,667	1,474,649	1,936,420	3,081,332
Fees for services provided to joint ventures	971,042	994,860	2,456,471	3,128,530
Total joint venture operations	1,923,709	2,469,509	4,392,891	6,209,862

OPERATING EXPENSES:
Selling expenses	1,475,433	1,339,441	3,000,516	2,734,328
General and administrative expenses	1,509,087	1,552,861	3,366,700	3,091,123
Expenses incurred in support of joint ventures	297,470	656,127	614,464	1,183,244
Research and development expenses	1,113,525	854,256	2,117,622	1,904,169
Total operating expenses	4,395,515	4,402,685	9,099,302	8,912,864

OPERATING (LOSS) INCOME	(35,096)	137,793	(120,687)	1,775,451

INTEREST INCOME	14,384	2,434	28,557	17,561
INTEREST EXPENSE	(10,796)	(3,223)	(15,522)	(8,228)
OTHER INCOME	961	2,145	961	2,145

(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(30,547)	139,149	(106,691)	1,786,929

INCOME TAX EXPENSE	40,466	197,614	36,964	381,298

NET (LOSS) INCOME	(71,013)	(58,465)	(143,655)	1,405,631

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	36,776	70,179	198,485	526,010

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC	$(107,789)	$(128,644)	$(342,140)	$879,621

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$(0.02)	$(0.03)	$(0.08)	$0.20
Diluted	$(0.02)	$(0.03)	$(0.08)	$0.19

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	4,537,429	4,522,514	4,536,995	4,516,311
Diluted	4,537,429	4,522,514	4,536,995	4,655,792

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600